           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001
                                        REGISTRATION STATEMENT NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PET QUARTERS, INC.
             (Exact name of registrant as specified in its charter)

              ARKANSAS                                   62-169-8524
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                                720 FRONT STREET
                             LONOKE, ARKANSAS 72086
                    (Address of Principal Executive Offices)

                               PET QUARTERS, INC.
                            MANAGEMENT INCENTIVE PLAN
                              (Full Title of Plan)

                                 STEVEN DEMPSEY
                             CHIEF EXECUTIVE OFFICER
                               PET QUARTERS, INC.
                                720 FRONT STREET
                             LONOKE, ARKANSAS 72086
                     (Name and address of agent for service)

                                  501-676-9222
          (Telephone number, including area code, of agent for service)
                                   ----------
                         Copy of all communications to:
                                 JOHN R. TISDALE
                         WRIGHT, LINDSEY & JENNINGS LLP
                       200 WEST CAPITOL AVENUE, SUITE 2200
                           LITTLE ROCK, ARKANSAS 72201
                                 (501) 371-0808

                                       CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                    PROPOSED MAXIMUM            PROPOSED
  TITLE OF SECURITIES         AMOUNT TO BE         OFFERING PRICE PER       MAXIMUM AGGREGATE          AMOUNT OF
    TO BE REGISTERED           REGISTERED                SHARE               OFFERING PRICE        REGISTRATION FEE
------------------------- ---------------------- ----------------------- ------------------------ --------------------
Common Stock, $.001 par      3,900,000 Shares           $0.26(3)              $1,014,000(3)             $253.50(3)
        value(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of a share of common stock reported on the OTCBB on June 22, 2000.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Pet Quarters, Inc. ("Registrant" or "Company") hereby incorporates the following documents by reference into this Registration Statement and makes them a part hereof:

         (a) The Company's Prospectus filed pursuant to Rule 424(b)(3) on June 8, 2001, which includes audited financial statements of the Company for the fiscal year ended June 30, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements referred to in (a) above; and

         (c) The description of the Company's common stock, $.001 par value, contained in Amendment No. 5 to Form 10-SB, filed March 9, 2000, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for Pet Quarters by Wright, Lindsey & Jennings LLP, Little Rock, Arkansas. As of the date hereof, partners of that firm beneficially owned approximately 49,655 shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IX of our Articles of Incorporation provides that, under specified circumstances, PetQuarters shall indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article VII of our Articles of Incorporation provides that the Company's directors will not be personally liable to PetQuarters or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to PetQuarters or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated Section 4-27-833, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, (d) for transactions from which directors derive improper personal benefit, or (e) for liability to any third party other than PetQuarters or its stockholders based upon an act, omission, transaction, or breach of duty.

         Our directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit No.                                 Exhibit
         -----------                                 -------
         4.1      -        Articles of Incorporation, as amended, of Pet Quarters, Inc.(1)

         4.2      -        Articles of Amendment of Pet Quarters, Inc., dated May 8, 2000, designating the Series
                           A Convertible Preferred Stock(2)

         4.3      -        Bylaws of Pet Quarters, Inc.(1)

         4.4      -        Pet Quarters, Inc. Management Incentive Plan(3)

         4.5      -        Form of Stock Option Agreement

         5.1      -        Opinion of Wright, Lindsey & Jennings LLP

         23.1     -        Consent of Ernst & Young LLP.

         23.2     -        Consent of Crouch, Bierwolf & Chisholm.

         23.3     -        Consent of Kronick Kalada Berdy & Co., P.C.

         23.4     -        Consent of Clumeck, Stern, Phillips & Schenkelberg.

         23.5     -        Consent of Wright, Lindsey & Jennings LLP. (included in Exhibit 5.1)

         24.1     -        Power of Attorney. (included on signature page hereto)

----------
(1) Incorporated by reference from the registrant's Form 10SB-12g, filed on December 10, 1999.

(2) Incorporated by reference from the registrant's Form S-1, filed on June 8, 2000.

(3) Incorporated by reference from the registrant's Form 10-Q filed on November 14, 2000.


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lonoke, State of Arkansas, on June 25, 2001.

                                     PET QUARTERS, INC.

                                     By:  /s/ Steven Dempsey
                                        ----------------------------------------
                                          Steven Dempsey
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Steven Dempsey and Gregg Rollins, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done to effectuate the same.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf the following persons in the capacities and on the date indicated.


June 25, 2001                   By:  /s/ Steven Dempsey
                                   ---------------------------------------------
                                     Steven Dempsey, Chief Executive Officer and
                                     Director

June 25, 2001                   By:  /s/ Gregg Rollins
                                   ---------------------------------------------
                                     Gregg Rollins, Chief Financial Officer

June 25, 2001                   By:  /s/ Niloo Howe
                                   ---------------------------------------------
                                     Niloo Howe, Director

June 25, 2001                   By:  /s/ Robert M. Brown III
                                   ---------------------------------------------
                                     Robert M. Brown III, Director

June 25, 2001                   By:  /s/ Frank Creer
                                   ---------------------------------------------
                                     Frank Creer, Director

June 25, 2001                   By:  /s J. Tod Fetherling
                                   ---------------------------------------------
                                     J. Tod Fetherling, Director

June 25, 2001                   By:  /s Dino Moshova
                                   ---------------------------------------------
                                     Dino Moshova, Director

                                INDEX TO EXHIBITS


         Exhibit No.                                 Exhibit
         -----------                                 -------
         4.1      -        Articles of Incorporation, as amended, of Pet Quarters, Inc.(1)

         4.2      -        Articles of Amendment of Pet Quarters, Inc., dated May 8, 2000, designating the Series
                           A Convertible Preferred Stock(2)

         4.3      -        Bylaws of Pet Quarters, Inc.(1)

         4.4      -        Pet Quarters, Inc. Management Incentive Plan(3)

         4.5      -        Form of Stock Option Agreement

         5.1      -        Opinion of Wright, Lindsey & Jennings LLP

         23.1     -        Consent of Ernst & Young LLP.

         23.2     -        Consent of Crouch, Bierwolf & Chisholm.

         23.3     -        Consent of Kronick Kalada Berdy & Co., P.C.

         23.4     -        Consent of Clumeck, Stern, Phillips & Schenkelberg.

         23.5     -        Consent of Wright, Lindsey & Jennings LLP. (included in Exhibit 5.1)

         24.1     -        Power of Attorney. (included on signature page hereto)